NEUBERGER BERMAN EQUITY SERIES
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A



SERIES                                           DATE MADE A PARTY TO AGREEMENT
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Neuberger Berman Socially Responsive Assets                December 30, 1998